UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) September 2, 2008
CHART INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11442	34-1712937

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

One Infinity Corporate Centre Drive, Suite 300, Garfield Heights, Ohio	44125

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (440) 753-1490

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
     On September 2, 2008, Chart Industries, Inc. (the “Company”) posted a slide presentation on its investor relations website. Executive officers of the Company plan to make a presentation using these slides at 7:45 a.m. Eastern Time on September 3, 2008 (the “Presentation”) at the Lehman Brothers CEO Energy/Power Conference (the “Conference”). They also plan to use these slides in investor meetings at the Conference commencing September 2, 2008. Pursuant to Regulation FD, a copy of the slides is furnished with this Current Report on Form 8-K as Exhibit 99.1.
     As previously announced in the Company’s news release of August 25, 2008, the Company’s Presentation will be broadcast live over the Internet and will be available via a replay audio webcast. The webcast will be available through a link on the Company’s website, located at http://www.chart-ind.com/investor_relations.cfm. The replay may be accessed after the broadcast through the same website for 90 days.
     All information in the slides and this report on Form 8-K is furnished and shall not be deemed to be “filed” with the Securities and Exchange Commission for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that Section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporated it by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	September 2008 Lehman Brothers CEO Energy/Power Conference Slide Presentation.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chart Industries, Inc.
Date: September 2, 2008	By:	/s/ Matthew J. Klaben
Matthew J. Klaben
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	September 2008 Lehman Brothers CEO Energy/Power Conference Slide Presentation.

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